Exhibit 99.1

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

Taubman Centers Declares Quarterly Preferred Dividends

BLOOMFIELD HILLS, Mich., June 5, 2020 - - The Board of Directors (the “Board”) of Taubman Centers, Inc. (the “Company”) (NYSE: TCO) today declared quarterly dividends of $0.40625 on its 6.5% Series J Cumulative Preferred Shares (NYSE: TCO PR J) and $0.390625 on its 6.25% Series K Cumulative Preferred Shares (NYSE: TCO PR K).  The preferred dividends are payable June 30, 2020 to shareholders of record on June 15, 2020.

As a result of COVID-19 and the resulting uncertain economic environment, the Company and its Board is not declaring a second quarter dividend on its common stock.  The Board will monitor the Company’s financial performance and liquidity position on an ongoing basis and will consider reinstating the common dividend at a later date.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers”, “we”, “us”, “our”, “company”, “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would”, “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements.

Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the COVID-19 pandemic and related challenges, risks and uncertainties which have had, and may continue to have, direct and indirect adverse impacts on the general economy, retail environment, tenants, customers, and employees, as well as occupancy, sales, rent collection and center development activities; future economic performance; savings due to cost-cutting measures; payments of dividends and the sufficiency of cash to meet operational needs; changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the Company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the Company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the Company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; changes in global, national, regional and/or local economic and geopolitical climates; the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders for the Company’s pending acquisition by Simon Property Group, Inc. (“Simon”); the risk that a condition to closing of the transaction may not be satisfied; Simon’s and the Company’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of the Company to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Simon and the Company operate, as detailed from time to time in each of Simon’s and the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2020, and subsequent reports filed with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. The Company does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com